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                                                                    Exhibit 10.5

                            COR THERAPEUTICS, INC.
                    1998 NON-OFFICER EQUITY INCENTIVE PLAN

                          (Adopted February 27, 1998)
                          (Amended October 22, 1998)
                          (Amended November 20, 1998)
                          (Amended January 29, 1999)
                          (Amended January 28, 2000)
              (Adjusted for 2-for-1 Stock Split August 15, 2000)
                          (Amended February 14, 2001)
                           (Amended April 12, 2001)

                       Stockholder Approval Not Required
                            Termination Date: None

1.   Purposes.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of Options.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Consultants, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that all Options granted under the Plan shall be Nonstatutory Stock Options granted pursuant to paragraph 6. All Options shall be in such form as issued pursuant to paragraph 6.

2.   Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a committee appointed by the Board in accordance with subparagraph 3(c) of the Plan.

     (e) "Company" means COR Therapeutics, Inc., a Delaware corporation.

                                       1.
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     (f) "Consultant" means any person, including an advisor, engaged by the
Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include a Director.

     (g) "Continuous Service" means that the Participant's service with the Company or an Affiliate is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate, whether as an Employee, Consultant, Director or member of the board of directors of an Affiliate, provided that there is no interruption or termination of the Participant's service. Nor shall the Participant's Continuous Service be deemed to have terminated merely because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service. For example, a change in status from an Employee of the Company to a member of the board of directors of an Affiliate will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (h) "Director" means a member of the Board.

     (i) "Disability" means total and permanent disability as defined in Section 22(e) of the Code.

     (j) "Employee" means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the average of the high and low sales prices for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

         (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option pursuant to Section 422 of the Code and the regulations promulgated thereunder.

                                       2.
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     (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o) "Option" means a stock option granted pursuant to the Plan.

     (p) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (q) "Optionee" means a person to whom an Option is granted pursuant to the Plan.

     (r) "Participant" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (s) "Plan" means this COR Therapeutics, Inc. 1998 Non-Officer Equity Incentive Plan.

     (t) "Share" means a share of Common Stock of the Company.

     (u) "Securities Act" means the Securities Act of 1933, as amended.

3.   Administration.

     (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Option; and the number of Shares with respect to which an Option shall be granted to each such person.

         (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iii) To amend the Plan or an Option as provided in paragraph 13.

         (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

                                       3.
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     (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   Shares Subject To The Plan.

     (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in the Common Stock, the Shares that may be issued pursuant to Options shall not exceed in the aggregate three million (3,000,000) Shares./1/ If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Shares not acquired under such Option shall revert to and again become available for issuance under the Plan. Shares repurchased by the Company pursuant to any repurchase rights reserved by the Company pursuant to the Plan shall be available for subsequent issuance under the Plan.

     (b) The Shares subject to the Plan may be unissued Shares or reacquired Shares bought on the market or otherwise.

5.   Eligibility.

     Options may be granted only to Employees or Consultants who are not, at the time of such grants, (i) Directors or (ii) Officers.

6.   Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date of grant, or such longer or shorter term as may be provided in the Option Agreement.

     (b) Price. The exercise price of each Option shall be as determined by the Board and shall be set forth in the Option Agreement; provided, however, that in no event shall the exercise price be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

     (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash or check, (ii) promissory note (except that payment of the Share's

_____________
/1/ Pursuant to paragraph 11, the aggregate of 1,250,000 shares in the share reserve was adjusted to 2,500,000 shares to reflect the 2-for-1 stock split on August 15, 2000. On February 14, 2001 the Board of Directors increased this number by 500,000 shares, to a total aggregate of 3,000,000 shares of Common Stock.

                                       4.
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"par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment), (iii) other Shares having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, including by delivering to the Company an attestation of ownership of owned and unencumbered Shares in a form approved by the Company, (iv) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of the Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (v) any combination of such methods of payment, or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Unless otherwise specifically provided in the Option Agreement, in the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) Transferability. An Option may be transferred to the extent provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, the Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the fore- going, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subparagraph 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

     (f) Termination of Service Relationship. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or Disability), the Optionee may, but only within three (3) months (or such longer or shorter period specified in the Option Agreement) after the date of such termination, exercise his or her Option, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date the Optionee's Continuous Service terminates. The Board may at

                                       5.
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any time extend the Post-Termination Exercise Period and provide for continued
vesting during such extended period. If, as of the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to vest, in whole or in part, during the Post-Termination Exercise Period.

         An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subparagraph 6(f), or (ii) the expiration of a period of three
(3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (g) Disability of Optionee. In the event an Optionee's Continuous Service terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months (or such longer or shorter period specified in the Option Agreement) following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during Optionee's Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the date eighteen (18) months (or such longer or shorter period specified in the Option Agreement) following the date of death or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee's Continuous Service terminates to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the

                                       6.
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Option. Any unvested Shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.   Repricings And Cancellation And Re-grant Of Options.

     Except with prior approval of stockholders of the Company, the Board or the Committee shall not have the authority to effect (i) the repricing of any outstanding Options under the Plan, (ii) the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share less than one hundred percent (100%) of the exercise price of the cancelled Options, or (iii) the modification of an Option which would be deemed to be a repricing pursuant to FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, March 2000, as amended from time to time.

8.   Covenants Of The Company.

     (a) During the terms of the Options, the Company shall keep available at all times the number of Shares required to satisfy such Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares under Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option, or any Shares issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Options unless and until such authority is obtained.

9.   Use Of Proceeds From Shares.

     Proceeds from the sale of Shares pursuant to Options shall constitute general funds of the Company.

10.  Miscellaneous.

     (a) The Board shall have the power to accelerate the time at which all or any part of an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (b) No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Option unless and until the Participant has satisfied all requirements for the exercise of the Option pursuant to its terms.

                                       7.
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     (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship with or without notice and with or without cause.

     (d) The Company may require a Participant, as a condition of exercising or acquiring Shares under any Option, (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks associated with the Option, and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the Shares upon the exercise or acquisition of Shares under the Option has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

     (e) To the extent provided by the terms of an Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Option by any of the following means or by a combination of such means: (i) tendering a cash payment,
(ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Option, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (iii) delivering to the Company owned and unencumbered Shares, including by delivering to the Company an attestation of ownership of owned and unencumbered Shares in a form approved by the Company.

11.  Adjustments Upon Changes In Stock.

     If any change is made in the Shares subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subparagraph 4(a), and the outstanding Options will be appropriately adjusted in the class(es) and number of Shares and price per Share subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and

                                       8.
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conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

12.  Change Of Control.

     (a) For purposes of the Plan, a "Change of Control" shall be deemed to have occurred at any of the following times:

         (i) Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company or its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

         (ii) At the time individuals who, as of January 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to January 1998, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

         (iii) Immediately prior to the consummation by the Company of a reorganization, merger, consolidation (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

         (iv) The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

     (b) Notwithstanding anything to the contrary in this Plan, in the event of a Change of Control as defined in subparagraph 12(a)(iii) that occurs on or after August 15, 2001, which shall not be deemed to include any such event initiated prior to August 15, 2001 ("Reorganization"), then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar stock options (including an award to acquire the same consideration paid to the shareholders in the Reorganization) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar stock options for those outstanding under the Plan, then with

                                       9.
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respect to Options held by Participants in the Plan whose service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to the Reorganization.

     (c) Notwithstanding anything to the contrary in this Plan, in the event of a Change of Control as defined in subparagraph 12(a) other than a Reorganization as defined in subparagraph 12(b), then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights and obligations of the Company under any Options outstanding under the Plan or shall substitute similar stock options for those outstanding under the Plan; (ii) the time during which such Options become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any Options terminated if not exercised prior to such event; or (iii) such Options shall continue in full force and effect.

     (d) Notwithstanding any other provisions of this Plan to the contrary, in the event of a Change of Control as defined in subparagraph 12(a), including a Reorganization as defined in subparagraph 12(b), and if within one (1) month before or twenty-four (24) months after the date of such Change of Control the service of a Participant to the Company (or, if applicable, with any successor entity) terminates due to an involuntary termination (not including death or Disability) without Cause (as such term is defined below) or a voluntary termination by the Participant due to a Constructive Termination (as such term is defined below), then the vesting and exercisability of all Options held by such Participant shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to an Option shall lapse, as follows: With respect to those Options held by a Participant at the time of such termination, one hundred percent (100%) of the unvested shares covered by such Options shall vest and become exercisable (or reacquisition or repurchase rights held by the Company shall lapse with respect to one hundred percent (100%) of the shares still subject to such rights, as appropriate) as of the date of such termination.

     (e) For the purposes of subparagraph 12(d) only, "Cause" means that, in the reasonable determination of the Company: (i) the Participant has committed an act that materially injures the business of the Company; (ii) the Participant has refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom the Participant reports; (iii) the Participant has willfully or habitually neglected the Participant's duties for the Company; or (iv) the Participant has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company. Notwithstanding the foregoing, Cause based on the conduct described in clause (ii) or clause (iii) shall not exist unless the conduct described in such clause has not been cured within fifteen (15) days following the Participant's receipt of written notice from the Company or the Board, as the case may be (or such longer period as agreed in writing between the Participant and the Company), specifying the particulars of the Participant's conduct constituting Cause. For the purposes of this subparagraph 12(e), the term "Company" shall mean a successor entity, if applicable.

                                      10.

     (f) For purposes of subparagraph 12(d) only, "Constructive Termination" means that the Participant voluntarily terminates his or her employment with the Company after any of the following are undertaken by the Company without the Participant's express written consent: (i) substantial diminution in the Participant's duties and/or level of responsibility (but not merely a change in title) as in effect immediately prior to the effective date of the Change of Control; (ii) a fifteen percent (15%) or greater reduction by the Company in the Participant's annual base salary as in effect immediately prior to the effective date of the Change of Control or as increased thereafter; (iii) any failure by the Company to continue in effect any substantial benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the Participant is participating immediately prior to the effective date of the Change of Control (hereinafter referred to as "Benefit Plans"); or the taking of any action by the Company that would adversely affect the Participant's participation in or reduce the Participant's benefits under the Benefit Plans or deprive the Participant of any fringe benefit that the Participant enjoyed immediately prior to the effective date of the Change of Control; provided, however, that a "Constructive Termination" shall not exist under this paragraph following a Change of Control if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; or (iv) the relocation of the Participant's principal business office, or the relocation of the Company's principal executive offices if the Participant's principal business office is at such offices, to a location more than fifty (50) miles from the location at which the Participant was performing his or her duties immediately prior to the effective date of the Change of Control, except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the effective date of the Change of Control, provided that such relocation also increases the Participant's commute distance to and from such office by more than fifty (50) miles. For the purposes of this subparagraph 12(f), the term "Company" shall mean a successor entity, if applicable.

     (g) In the event that the acceleration of the vesting and exercisability of the Options or lapse of reacquisition or repurchase rights held by the Company with respect to Options provided for in subparagraph 12(d) and benefits otherwise payable to a Participant (i) constitute a "parachute payment" ("Payment") within the meaning of Section 280G (as it may be amended or replaced) of the Code, and (ii) but for this subparagraph 12(g) would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then such Payment shall be either (x) the full amount of such Payment or (y) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax results in the Participant's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. Unless the Company and the Participant otherwise agree in writing, any determination required under this subparagraph 12(g) shall be made in writing in good faith by the accountants selected by the Company. For purposes of making the calculations required by this subparagraph 12(g), the accountants selected by the Company may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and such Participants

                                      11.
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shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make a determination under this subparagraph 12(g). The Company shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this subparagraph 12(g).

13.  Amendment Of The Plan And Options.

     (a) The Board at any time, and from time to time, may amend the Plan.

     (b) The Board, in its sole discretion, may submit the Plan and/or any amendment to the Plan for stockholder approval.

     (c) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

     (d) The Board at any time may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.  Termination Or Suspension Of The Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate when all Shares reserved for issuance under the Plan have been issued and all such issued Shares are no longer subject to a repurchase option or a reacquisition option in favor of the Company. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

15.  Effective Date Of Plan.

     The Plan became effective on February 27, 1998.

                                      12.